Qualstar Reports Fiscal 2011 Fourth Quarter and Full Year Results

SIMI VALLEY, CA -- (Marketwire - August 31, 2011) - Qualstar® Corporation (NASDAQ: QBAK), a manufacturer of automated tape storage solutions and high efficiency power supplies, today reported financial results for the fourth quarter and the fiscal year ended June 30, 2011.

Fiscal 2011 Fourth Quarter Financial Results
Revenues for the fourth quarter of fiscal 2011 were $4.7 million, compared to $4.0 million for the same quarter of fiscal 2010, an increase of $0.7 million or 17.9%. Loss from operations was $0.1 million compared to $0.6 million in the fourth quarter of fiscal 2010. Net loss was $37,000 or $0.00 per basic and diluted share, compared to a net loss of $0.6 million, or $(0.05) per basic and diluted share for the fourth quarter of fiscal 2010.

Tape library segment revenues were $2.04 million for the fourth quarter, compared to $2.26 million for the prior year quarter, a decrease of $223,000 or 9.9%. Power supply segment revenues were $2.67 million for the quarter, compared to $1.73 million in the same quarter last year, an increase of $939,000 million, or 54.4%.

Gross profit increased to $1.6 million, or 34% of net revenues, for the three months ended June 30, 2011, from $1.3 million, or 32.1% of net revenues, for the three months ended June 30, 2010. The increase in gross profit is attributed to an increase in revenues, a change in product mix, a decrease in inventory reserves, and higher absorption of labor and overhead. Research and development ("R&D") expenses for the fourth quarter of fiscal 2011 were $656,000, or 13.9% of revenues, compared to $749,000, or 18.8% of revenues, for the fourth quarter of fiscal 2010. Sales and marketing expenses were $506,000, or 10.7% of revenues, compared to $528,000 or 13.2% of revenues, in the corresponding period last year. General and administrative expenses in the fourth quarter of fiscal 2011 were $563,000, or 12% of revenues, compared to $631,000, or 15.8% of revenues, for the same period last year.

Fiscal 2011 Full Year Financial Results
Qualstar reported revenues of $18.3 million in fiscal 2011, compared with $15.3 million in fiscal 2010, an increase of $3 million, or 19.9%. The Company's net loss in fiscal 2011 was $0.7 million or $(0.06) per basic and diluted share, compared with a net loss in fiscal 2010 of $3.1 million, or $(0.25) per basic and diluted share.

Cash, cash equivalents and marketable securities were $22.7 million at June 30, 2011, down $1.6 million from $24.3 million at June 30, 2010. Inventory, net of reserves, at June 30, 2011 was $5.7 million, compared to $4.8 million at June 30, 2010.

Commenting on the Company's business results, Bill Gervais, President and Chief Executive Officer of Qualstar said, "Notable highlights during the year were a 51% increase in revenues from our XLS enterprise level product line and a 46% increase in our N2Power power supply segment revenues. I am pleased with the overall growth of about 20% year over year, benefiting in part, from the investments we have made in new products and product enhancements over the last few years."

Qualstar Corporation Conference Call
Company management will hold a conference call to discuss its fourth quarter and fiscal year 2011 results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). Investors are invited to listen to the call live via the Internet using the link under the "Investors" section at www.qualstar.com. Please go to the Website at least 15 minutes early to register, download and install any necessary audio software. A replay of the Webcast will be available after the live conference call. Additionally, participants can dial into the live conference call by calling 877-941-0844 or 480-629-9835. An audio replay will be available through September 7, 2011, by calling 800-406-7325 or 303-590-3030 and entering access code 4467254.

About Qualstar Corporation
Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company's products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Forward-Looking Statements
Statements concerning the future business, operating results and financial condition of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its products; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for its products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K.

-Financial Tables to Follow-

QUALSTAR CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(UNAUDITED)

                                  Three Months Ended    Twelve Months Ended
                                 --------------------  --------------------
                                       June 30,              June 30,
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------

Net revenues                     $   4,707  $   3,991  $  18,302  $  15,270

Cost of goods sold                   3,078      2,710     11,573     10,626
                                 ---------  ---------  ---------  ---------

Gross profit                         1,629      1,281      6,729      4,644
                                 ---------  ---------  ---------  ---------

Operating expenses:
  Research and development             656        749      2,744      3,150
  Sales and marketing                  506        528      2,327      2,294
  General and administrative           563        631      2,534      2,632
                                 ---------  ---------  ---------  ---------
    Total operating expenses         1,725      1,908      7,605      8,076
                                 ---------  ---------  ---------  ---------

Loss from operations                   (96)      (627)      (876)    (3,432)

Investment Income                       54         52        191        311
                                 ---------  ---------  ---------  ---------

Loss before income taxes               (42)      (575)      (685)    (3,121)

Benefit for income taxes                (5)         -         (5)         -
                                 ---------  ---------  ---------  ---------

Net loss                         $     (37) $    (575) $    (680) $  (3,121)
                                 =========  =========  =========  =========

Loss per share:
                                 ---------  ---------  ---------  ---------
  Basic and Diluted              $   (0.00) $   (0.05) $   (0.06) $   (0.25)
                                 =========  =========  =========  =========

Shares used to compute loss per
 share:
                                 ---------  ---------  ---------  ---------
  Basic and Diluted                 12,253     12,253     12,253     12,253
                                 =========  =========  =========  =========

                                 ---------  ---------  ---------  ---------
Cash dividends declared per
 common share                    $       -  $       -  $       -  $    0.12
                                 ---------  ---------  ---------  ---------

                            QUALSTAR CORPORATION
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                        June 30,   June 30,
                                                          2011       2010
                        ASSETS                          (Audited)  (Audited)
                                                       ---------- ----------

Current assets:
  Cash and cash equivalents                            $    4,970 $    2,234
  Marketable securities, short-term                        10,713     12,033
  Receivables, net of allowance for doubtful accounts
   of $180 as of June 30, 2011 and $113 as of June 30,
   2010                                                     3,005      2,829
  Inventories, net                                          5,673      4,823
  Prepaid expenses and other current assets                   312        299
                                                       ---------- ----------

    Total current assets                                   24,673     22,218
                                                       ---------- ----------

Property and equipment, net                                   232        260
Marketable securities, long-term                            6,981      9,997
Other assets                                                   49         46
                                                       ---------- ----------

    Total assets                                       $   31,935 $   32,521
                                                       ========== ==========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $    1,293 $    1,225
  Accrued payroll and related liabilities                     495        521
  Other accrued liabilities                                   945        903
                                                       ---------- ----------

    Total current liabilities                               2,733      2,649
                                                       ---------- ----------

Other long-term liabilities                                    22         25
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 50,000 shares
   authorized, 12,253 shares issued and outstanding as
   of and June 30, 2011 and June 30, 2010                  18,869     18,830
  Accumulated other comprehensive income                       38         64
  Retained earnings                                        10,273     10,953
                                                       ---------- ----------
    Total shareholders' equity                             29,180     29,847
                                                       ---------- ----------

    Total liabilities and shareholders' equity         $   31,935 $   32,521
                                                       ========== ==========

For more information, contact:

Nicki Andalon
Vice-President & CFO
Qualstar Corporation
(805) 583-7744
nandalon@qualstar.com

Marilynn Meek
General Information
Financial Relations Board
(212) 827-3773
mmeek@mww.com